UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ETF Series Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	(See Below) (I.R.S. Employer Identification No.)
145 Mason Street, 2nd Floor Greenwich, CT (Address of principal executive offices)	06830 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
Recon Capital DAX Germany ETF, no par value per share	The NASDAQ Stock Market LLC	47-1424928
Recon Capital FTSE 100 ETF, no par value per share	The NASDAQ Stock Market LLC	47-1424858

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [  ]

Securities Act of 1933 and Investment Company Act of 1940 registration statement file numbers to which this form relates:  333-183155; 811-22732.

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest, without par value, of each of Recon Capital DAX Germany ETF and Recon Capital FTSE 100 ETF, each a series of ETF Series Trust (‘Trust”), to be registered hereunder, is set forth in Post-Effective Amendments No. 7 and 8, respectively, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1. The Trust’s Certificate of Trust is included as Exhibit (a)(1)(A) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), as filed with the Securities and Exchange Commission on filed August 8, 2012.

2. The Certificate of Amendment to the Certificate of Trust of the Trust is included as Exhibit (a)(1)(B) to the Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), as filed with the Securities and Exchange Commission on September 4, 2013.

3. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2)(A) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), as filed with the Securities and Exchange Commission on September 4, 2013.

4. Amendment No. 1 to the Agreement and Declaration of Trust of the Trust is included as Exhibit (a)(2)(B) to the Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), as filed with the Securities and Exchange Commission on September 4, 2013.

3. The Trust’s By-Laws are included as Exhibit (b)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), as filed with the Securities and Exchange Commission on September 4, 2013.

4. Amendment No. 1 to the By-Laws of the Trust is included as Exhibit (b)(2) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), as filed with the Securities and Exchange Commission on September 4, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ETF SERIES TRUST

Date: October 22, 2014	By:	/s/ Garrett Paolella
Garrett Paolella
Chief Executive Officer